Consent of Wisan, Smith, Racker & Prescott, LLP, Independent Auditors

We consent to the use in this registration statement of our report dated April 8, 1999, relating to the financial statements of CO-OP Business Services, Inc.

/S/Wisan, Smith, Racker & Prescott, LLP

Salt Lake City, Utah
April 27, 1999